EXHIBIT 10.2
ALLEGRO MICROSYSTEMS, INC.
2007 LONG-TERM INCENTIVE PLAN
I. INTRODUCTION
1.1. Purposes. The purposes of the 2007 Long-Term Incentive Plan (the “Plan”) of Allegro MicroSystems, Inc. (the “Company”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and consultants and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2. Certain Definitions.
“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the board of directors of the Company.
“Bonus Stock Award” shall have the meaning set forth in Section 4.2.
“Change in Control” shall mean (a) a merger, consolidation, reorganization or other transaction (or series of related transactions) with or into any other entity in which the Company is not the surviving entity (except a transaction for which the principal purpose is the reincorporation of the Company), (b) the effectuation of a transaction (or series of related transactions) as a result of which the owners of the Company’s outstanding equity securities and voting power immediately prior thereto do not own at least 50% of the outstanding equity securities and voting power of the surviving or resulting entity (or its Parent) immediately thereafter, or (c) the sale of substantially all of the assets of the Company on a consolidated basis.
“Cause” shall have such meaning as is set forth in the Agreement relating to any award hereunder.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board.
“Common Stock” shall mean the common stock, $.01 par value, of the Company.
“Company” has the meaning specified in Section 1.1.
“Detrimental Activity” has the meaning specified in Section 6.9.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the date as of which such value is being determined unless the date of determination is not a market trading day, in which case Fair Market Value shall be the closing transaction price on the last market trading day prior to such determination date; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.
“Non-Statutory Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of the shares of Common Stock subject to a Stock Award.
Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value, earnings per share, return to stockholders (including dividends), return on equity, earnings or revenues of the Company, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.
If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.
“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.
“Performance Share Award” shall have the meaning set forth in Section 5.2.
“Restricted Stock Award” shall have the meaning set forth in Section 4.2.
“Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.
“Retirement” shall mean termination of employment with or service to the Company by reason of retirement on or after age 62 after a minimum of 15 years of employment with or service to the Company.
“Stock Award” shall mean a Restricted Stock Award or a Bonus Stock Award.
“Subsidiary” and “Subsidiaries” shall have the meanings set forth in Section 2.2.
“Tax Obligation” shall have the meaning set forth in Section 6.5(a).
“Ten Percent Holder” shall have the meaning set forth in Section 3.1(a).
II. ADMINISTRATION AND ELIGIBILITY
2.1 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons:
     (a) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options;
     (b) Stock Awards in the form of Restricted Stock Awards or Bonus Stock Awards; and
     (c) Performance Share Awards.
     The Committee shall, in good faith and subject to the terms of this Plan, select eligible persons for participation in this Plan; determine the form, amount and timing of each award to such persons; determine the number of shares of Common Stock subject to each award; and, to the extent applicable, determine the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (ii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iii) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.
     The Committee shall, in good faith and subject to the terms of this Plan, interpret this Plan and the application thereof, and establish rules and regulations it deems necessary or desirable for the administration of this Plan. The Committee may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.
     The Committee may delegate some or all of its power and authority hereunder to the Board or the President and Chief Executive Officer or another executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or another executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or another executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.
     No member of the Board or the Committee, or the President and Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan. Such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation or By-laws.
     Any meetings or actions of the Committee shall be undertaken in accordance with the Compensation Committee Charter.
2.2 Eligibility. Participants in this Plan shall consist of such directors, officers, employees, and consultants of the Company and its subsidiaries and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

2.3 Shares Available. Subject to adjustment as provided in Section 6.7, the maximum number of shares of Common Stock that may be subject to options or awards granted under this Plan is 1,850,000. Shares of Common Stock subject to options or awards that expire or are terminated pursuant to this Plan shall again be available for grant under this Plan.
     Shares of Common Stock may be made available from authorized and unissued shares of Common Stock; issued shares of Common Stock that have been reacquired as treasury shares or otherwise; or a combination thereof.
     To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 6.7.
III. STOCK OPTIONS
3.1. Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date that this Plan is adopted by the Board.
     To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.
     Options shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall determine:
     (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee, provided, however, that (i) the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option, and (ii) if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

     (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that (i) no Incentive Stock Option shall be exercised later than ten years after its date of grant, and (ii) if an Incentive Stock Option is granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures to be satisfied as a condition to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
     (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment in full (or arrangement made for such payment to the Company’s satisfaction), and (ii) by executing such documents as the Company may reasonably request. Payment may be made in cash, or to the extent the Company determines in its sole discretion, one of the following methods: delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; payment of cash by a broker-dealer acceptable to the Company to whom the option holder has submitted an irrevocable notice of exercise; or a combination of cash and delivery of Mature Shares. In the event of any delivery of Mature Shares, fractional shares shall be disregarded and the remaining amount due shall be paid in cash by the option holder. No certificate representing Common Stock shall be delivered until the full purchase price has been paid (or arrangement made for such payment to the Company’s satisfaction).
3.2 Termination of Employment or Service.
     (a) Disability, Death or Retirement. Unless otherwise specified in the Agreement relating to an option, if employment with or service to the Company of the holder of an option terminates by reason of Disability, death or Retirement, each option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earliest to occur of (i) the first anniversary of the date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option.
     (b) Reasons Other Than Disability, Death or Retirement. Unless otherwise specified in the Agreement relating to an option, if employment with or service to the Company of the holder of an option is involuntarily terminated for any reason other than Cause, Disability, death or Retirement, each option held by such holder shall expire thirty (30) days following the effective date of such holder’s termination of employment or service, unless the exercise period is extended by the Committee. In the event of voluntary termination (other than Retirement or Disability) or termination for Cause, all options shall be immediately forfeited at the time of termination.

IV. STOCK AWARDS
4.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. Stock Awards may either be Restricted Stock Awards or Bonus Stock Awards, or a combination thereof, as the Committee shall determine.
4.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall determine:
     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.
     (b) Vesting and Forfeiture. Vesting of shares of Common Stock subject to a Restricted Stock Award shall be subject to the conditions specified by the Committee, including (i) a period of continuous employment by or service to the Company following the grant of the Restricted Stock Award, and (ii) satisfaction of specified Performance Measures during such Restriction Period. Failure to satisfy such conditions shall result in forfeiture of all or a portion of the shares of Common Stock subject to such award, as applicable.
     Stock Awards that are not subject to any Restriction Period or Performance Measures shall be a Bonus Stock Award.
     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name (or a nominee name at the discretion of the Company) and may bear a legend (in addition to any legend provided under Section 6.6) indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment, endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend of shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
     (e) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article IV, and only to the extent necessary to ensure the deductibility to the Company of an award, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award granted to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $1.5 million (i) at the time of grant in the case of a Stock Award granted upon the attainment of Performance Measures or (ii) in the case of a Restricted Stock Award with Performance Measures which shall be satisfied or met as a condition to the holder’s receipt of the shares of Common Stock subject to such award, on the earlier of the date on which the Performance Measures are satisfied or met and the date the holder makes an election under Section 83(b) of the Code.
V. PERFORMANCE SHARE AWARDS
5.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.
5.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall determine:
     (a) Number of Performance Shares and Performance Measures. The number of shares of Common Stock subject to any Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.
     (b) Vesting and Forfeiture. Vesting of shares of Common Stock subject to a Performance Share Award shall be subject to the Performance Measures and Performance Period specified by the Committee. Failure to satisfy such conditions shall result in forfeiture of all or a portion of the shares of Common Stock subject to such award, as applicable.
     (c) Settlement of Vested Performance Share Awards. Upon satisfaction of the conditions precedent to vesting of a Performance Share Award, a certificate or certificates representing such shares shall be issued to the holder of the award. Prior thereto, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
VI. GENERAL
6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholder of the Company for approval and, if approved by the stockholder, shall become effective on the date of such approval. This Plan shall terminate ten (10) years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
6.3 Agreement. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.
6.4 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.
6.5 Tax Matters.
(a) Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award (the “Tax Obligation”). The holder of an award may satisfy the Tax Obligation by payment of cash to the Company, or if the Company determines in its sole discretion, one of the following methods: (i) delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the Tax Obligation; (ii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value equal to the Tax Obligation, (iii) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the option holder has submitted an irrevocable notice of exercise, or (iv) a combination of the foregoing methods.
(b) Compliance with Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, and no award, payment or action shall be permitted under the Plan to the extent that such award, payment or action would violate such requirements.

6.6 Restrictions on Shares. In the event that the listing, registration or qualification of shares of Common Stock with any securities exchange or pursuant to any law, or the consent or approval of any governmental body, is necessary as a condition of or in connection with the issuance of shares under an award granted pursuant to this Plan, no issuance and delivery of shares shall occur until such listing, registration, qualification, consent or approval is completed or obtained. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award shall bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933 or other applicable securities laws.
6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other change in capitalization, or any distribution of shares to holders of Common Stock, the number of shares available under this Plan, the number and shares subject to outstanding options and the purchase price per share of such options, and the number of shares subject to each outstanding Stock Award and Performance Share Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional share, such fractional share shall be disregarded and its Fair Market Value paid in cash upon the first issuance of shares pursuant to such award.
6.8 Termination Following Change in Control. In the event that the employment of a holder of an option or award is involuntarily terminated within two years following a Change of Control (i) all options of such holder shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award of such holder shall lapse, and (iii) the Performance Period and Performance Measures applicable to any outstanding Performance Share Award of such holder shall be deemed satisfied at the maximum level of performance specified in the Performance Share Award. For purposes of this Section 6.8, involuntary termination during such two year period shall include any voluntary termination within 60 days following a substantial reduction in the duties or responsibilities of a holder or the reduction of a holder’s base salary by more than ten percent (10%), either in one or more steps.
6.9 Cancellation of Options and Rescission of Stock Awards. Unless the Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any participant’s unexpired, unpaid, or deferred Stock Awards at any time if such participant is not in compliance with all applicable provisions of the applicable Agreement and the Plan, or if such participant engages in any “Detrimental Activity.” For purposes of this Section 6.9, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary, (ii) the disclosure to anyone outside the Company or any of its Subsidiaries, or the use in other than the Company’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Company or any of its Subsidiaries, acquired by the participant either during or after employment with the Company or any Subsidiary, (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s proprietary information policy, all right, title and interest in any invention or idea, patentable or not, made or conceived by a participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries, (iv) activity that results in termination of the participant’s employment for cause, or (v) any other conduct or act determined to be injurious, detrimental or prejudicial to any material interest of the Company of any Subsidiary.
6.10 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any Subsidiary or affiliate of the Company or affect in any manner the right of the Company or any Subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability.
6.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock that is subject to an award hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.
6.12 Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.
     Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.
     If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.
6.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto this Plan, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware.
6.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as the Committee may determine to be necessary or desirable to foster and promote achievement of the purposes of this Plan, and in furtherance thereof the Committee may make such modifications, amendments, procedures or related or subsidiary plans as may be necessary or advisable to comply with the laws of other countries in which the Company or its Subsidiaries operates or has employees.